EXHIBITS 5.1 and 23.2

                       SCHNEIDER WEINBERGER & BEILLY LLP
                   2200 Corporate Boulevard, N.W., Suite 210
                           Boca Raton, Florida 33432


                                October 7, 2010

mLight Tech, Inc.
9694 Royal Palm Boulevard
Coral Springs,Florida   33065

         RE: Registration Statement on Form S-1 (the "Registration Statement") of mLight Tech, Inc., a Florida corporation (the "Company")

Ladies and Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 3,000,000 shares of the Company's common stock (the "Registerable Shares") as described in the Registration Statement. We have not represented the Company in relation to the filing and processing of the Registration Statement. Our relationship to the Company and the above filing is limited to evaluating and rendering the opinion provided below as to the status of the Registerable Shares.

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares;
(c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registerable Shares are to be issued; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of the President of the Company as to the bona fides of the corporate minutes and form of stock certificate and the absence of any documents or actions which would qualify or contradict any of the aforementioned documents.

         Based upon and subject to the foregoing, we are of the opinion that the Registerable Shares when issued in accordance with their terms and, upon receipt by the Company of the agreed upon consideration therefor, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                       Sincerely,

                                       /s/ SCHNEIDER WEINBERGER & BEILLY LLP

                                       Schneider Weinberger & Beilly LLP